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news release

Contact:	Raymond L. Lawless
Chief Financial Officer
(813) 273-3000

TSI Announces First Quarter 2003 Financial Results

News Summary:    TSI reports EBITDA of $23.9 million on total gross revenues of $62.8 million for the quarter ending March 31, 2003.

Tampa, Fla. May 5, 2003—TSI Telecommunication Services Inc. (TSI), a global communications technology company, reported EBITDA of $23.9 million on total gross revenues of $62.8 million for the quarter ending March 31, 2003. Excluding off-network database queries, or pass-thru, revenue for the first quarter of 2003 was $54.8 million.

“I am extremely pleased that TSI achieved its stated expectations for the quarter. We have accelerated our plans in some areas of the business based on a rapidly growing sales pipeline and increased demand for our services. TSI is executing on its strategy, and we continue to invest in new products and services anticipated in response to customer requirements and emerging market demand,” said Chief Executive Officer Ed Evans. “Our focus for 2003 is rolling out products and services that will generate both near term and sustainable future revenue growth. With that objective in mind, we are making progress, particularly in wireless number portability and related services.”

Chief Financial Officer Ray Lawless said, “We continue to generate strong cash flows, giving us the ability to de-lever quickly. Our excess cash flow payment for 2002 of $37 million was made on March 31st, in addition to our $5 million scheduled debt re-payment. Our total debt re-payment since inception was $63 million or 21% of the senior debt, bringing our total leverage ratio down to 3.9 versus 4.2 at the time the business was acquired.”

First Quarter Results

Total Revenue

First quarter revenue was $62.8 million, a 16.3 % decrease over the fourth quarter 2002. Total revenues, excluding pass-thru, were $54.8 million, a decrease of 10% over fourth quarter 2002. Overall declines in TSI’s sequential comparisons are partially attributable to the impact of renegotiated major customer contracts in 2002.

Network Services

Total Network Services revenue decreased 14.8% quarter-over-quarter to $34.2 million. The sequential decrease is due to an expected drop in pass-thru revenue. Network Services Revenue, excluding pass-thru revenue, was $26.1 million, flat from the prior quarter. Sequential growth in our SS7 transport services, network monitoring tool and wholesale local access transport area (LATA) circuits was offset by declines in other SS7 revenue.

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Technology Interoperability Services

Technology Interoperability Services revenue totaled $14.5 million in the first quarter, a 16.5% decrease from fourth quarter 2002. The decrease reflects the impact of renegotiated major customer contracts in 2002 and the termination of an agreement with Adelphia Business Systems for Access Revenue Management Services.

Call Processing Services

Call Processing Services revenues were $10.2 million in the first quarter, a 17.9% decrease from the prior period, primarily due to a shift in revenue to Network Services as carriers implement SS7 connections between their own networks and those of their roaming partners.

Other Outsourcing Services

TSI’s Other Outsourcing Services segment revenue was $3.9 million for the quarter, a decrease of 22.6% from the previous quarter. The decline is primarily attributable to the expected lost of prepaid wireless services revenues.

Business Highlights

•	TSI secured the following key contracts:

-	Dobson Communications—WNP and local number portability services

-	IDN, LLC—Commercial Carrier Network Services (CCNS) facilities infrastructure for data or voice transmissions between switches or other network elements across state or LATA boundaries

-	Telefonica Movil de Chile—multiple services to enable roaming and SS7 transport

•	TSI began processing for NII Holdings, Inc., formerly known as Nextel International, to provide ACCESS® S&E clearinghouse services for NII’s properties located in Argentina, Brazil, Mexico and Peru

•	TSI launched a broad scope of new services:

-	An end-to-end WNP suite of services, including new fallout management/port center and work flow services developed to address porting errors

-	A suite of WLAN roaming services that will address the rating, conversion, clearing and settlement needs for wireless operators and hotspot providers

-	Business Network Solutions, a suite of services targeted to enterprise customers that require network management and consultation or facilities co-location

-	CIBER record correction and re-submits, a service that prevents roaming revenue leakage, for which seventeen carriers have contracted

-	An enhanced version of STREAMLINER® Enterprise Wireless Billing Management Services for European operators

-	Financial net settlement services for CDMA-based wireless carriers and, through a partnership with United Kingdom-based United Clearing, for GSM operators throughout the world

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•	Other highlights:

-	The opening of TSI’s new office in Amsterdam marked the establishment of a permanent base in Europe and execution of TSI’s business strategy to expand into markets with high growth opportunities

-	The formation of a strategic partnership with InterOP Technologies that will combine the two companies’ expertise and services to bring an end-to-end business and technical SMS solution to wireless carriers

First Quarter 2003 Results Earnings Call

TSI will host a conference call on Tuesday, May 6, 2003 at 10:00 a.m. (ET) to review its first quarter results. To participate on this call, please dial 1 (800) 289-0517 (for U.S. callers) or +1 (913) 981-5529 (international direct dial). The pass code for this call is 110421.

A replay of this call will be available beginning Tuesday, May 6, 2003 at 1:00 p.m. (ET) through May 13, 2003, 5:00 p.m. (ET). To access the replay, please dial 1 (888) 203-1112 (for U.S. callers), or +1 (719) 457-0820 (international direct dial). The replay pass code is 110421.

About TSI

TSI is a global communications technology company specializing in innovative business and network engineering solutions that manage and interconnect voice and data systems in 26 countries throughout North America, Central and Latin America, Asia Pacific and Europe. TSI provides technology interoperability, network services and call processing to more than 250 mobile operators, wireline carriers, emerging telecom market entrants and business customers. Products include SS7 intelligent network solutions, clearing and settlement services, voice and data roaming facilitation, fraud management, revenue enhancement solutions and more than 25 other integrated services. TSI is a privately owned corporation headquartered in Tampa, Fla., U.S.A., with offices in major cities throughout the United States and offices in Amsterdam, London, Luxembourg, Beijing and Hong Kong. For more information, visit www.tsiconnections.com.

CUSIP: 87287VAB8 Bloomberg Tickers: TSITEL (Bond) 32497Z (Equity)

Cautions about Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding TSI’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

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TSI Telecommunication Services Inc.

Condensed Consolidated Statements of Operations (unaudited)

(Dollars in thousands)

	Predecessor	Successor	Combined	Successor
	Period from Jan 1 to Feb 13, 2002	Period from Feb 14 to Mar 31, 2002	Three Months Ended Mar 31, 2002	Three Months Ended Mar 31, 2003
Revenues Excluding Off Network Database Queries	$31,409	$33,288	$64,697	$54,761
Off Network Database Queries	8,587	9,632	18,219	8,038

Total Revenues	39,996	42,920	82,916	62,799
Cost of operations	20,655	18,616	39,271	26,103

Gross Margin	19,341	24,304	43,645	36,696
Gross Margin %	48.4%	56.6%	52.6%	58.4%
Gross Margin % before Off Network Database Queries	61.6%	73.0%	67.5%	67.0%
Sales and marketing	2,614	3,135	5,749	4,877
General and administrative	4,341	6,326	10,667	7,893
Depreciation and amortization	1,464	4,507	5,971	8,948
Restructuring	—	—	—	1,841

Operating income	10,922	10,336	21,258	13,137
Other income (expense), net
Interest income (expense), net	432	(7,787)	(7,355)	(16,932)
Other, net	(19)	4	(15)	(1)

	413	(7,783)	(7,370)	(16,933)

Income before provision for income taxes	11,335	2,553	13,888	(3,796)
Provision for income taxes	4,418	999	5,417	(1,459)
Net income (loss)	6,917	1,554	8,471	(2,337)
Preferred unit dividends	—	(3,155)	(3,155)	(6,882)

Net income (loss) attributable to common stockholder/unitholders	$6,917	$(1,601)	$5,316	$(9,219)

Reconciliation to EBITDA
Net income (loss)	$6,917	$1,554	$8,471	$(2,337)
Interest (income) expense, net	(432)	7,787	7,355	16,932
Provision for income taxes	4,418	999	5,417	(1,459)
Depreciation and amortization	1,464	4,507	5,971	8,948
Restructuring	—	—	—	1,841

EBITDA	$12,367	$14,847	$27,214	$23,925

EBITDA Margin	30.9%	34.6%	32.8%	38.1%

Selected Balance Sheet Information
Cash		$14,419		$8,098
Senior debt (net of discount)		$281,103		$226,434
Total debt (net of discount)		$520,771		$466,886
Senior debt (outstanding face value)		$298,763		$237,558
Total debt (outstanding face value)		$543,763		$482,558